GLOBAL DISTRIBUTION AGREEMENT

This distribution agreement is entered into by and between Coffee Solutions Limited (CSL) of 3 Lyndhurst Road, Kingston 5, Jamaica WI, and Estate Coffee Holdings Corp. (ECH) 565 Silvertip Rd., Canmore AB Canada T1W 3K8 and shall be effective for two years ending January 31, 2010.   This distribution agreement is for the purpose of marketing and distribution of CSL roasted Jamaica Blue Mountain Coffee.

CSL represents the following:
CSL owns Ridgeline 100% Jamaica Blue Mountain Coffee registered trade name
Grants ECH non exclusive global marketing rights of trade names owned and controlled by CSL
To make timely delivery of roasted coffee for export
To maintain a high quality standard for all coffees
To provide competitive wholesale pricing of coffees
To provide material for promotion of registered brands as they see fit

ECH represents the following:
It is a company organized and in good standing in the United States of America
Has marketing expertise and ability to market roasted coffee products
Will pay for all orders in advance of shipping
Will collaborate with CSL to expand brands

It is mutually agreed as follows:
This agreement is for a period of two years
Neither party can be held liable for financial obligations; or liable for the actions of the other party.
Both parties will maintain highest regard for each other and will not undertake any actions that may tarnish the reputation of the other.
Any disputes that cannot be settled through dialogue will be settled using a mutually agreeable independent arbitrator.

Coffee Solutions Ltd.

/s/ Basil Jones                                                                                 29/01/10                                /s/C.Renfold
Date                                Witness

Estate Coffee Holdings Corp.

/s/ D. Wehrhahn                                                                          Jan 29, 2010                                /s/ Chris Yee
                                                                                                                Date                                Witness